Exhibit 4.7



                            ESCROW AND SECURITY AGREEMENT


                    This ESCROW AND SECURITY AGREEMENT (this "Escrow
                                                              ------
          Agreement") is made and entered into as of September 24, 1997
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          among ICG FUNDING, LLC, a Delaware limited liability company (the
          "Issuer"), ICG COMMUNICATIONS, INC. ("ICG"), a Delaware
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          corporation, and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, as
          escrow agent (the "Escrow Agent") for the holders (the "Holders")
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          of the Preferred Securities (as defined herein) issued by the
          Issuer under the LLC Agreement referred to below.

                                 W I T N E S S E T H

                    WHEREAS, pursuant to the Placement Agreement (the "Placement Agreement") dated September 18, 1997, among the
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          Issuer, ICG and Morgan Stanley & Co. Incorporated and Deutsche
          Morgan Grenfell Inc. (the "Placement Agents"), the Issuer and ICG
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          have agreed to sell to the Placement Agents, 2,300,000 of
          Issuer's 6 % Exchangeable Limited Liability Company Preferred Securities, liquidation preference $50 per preferred security (the "Firm Preferred Securities" and, together with the
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          Additional Preferred Securities (as defined herein), the
          "Preferred Securities"), which will be mandatorily redeemable on
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          November 15, 2009;

                    WHEREAS, pursuant to the Placement Agreement, the Issuer and ICG propose to issue and sell to the Placement Agents not more than an additional 345,000 Preferred Securities (the "Additional Preferred Securities"), if and to the extent that the
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          Placement Agents shall have determined to exercise the right to purchase such additional Preferred Securities granted to the Placement Agents;

                    WHEREAS, the Issuer hereby agrees to (i) purchase or cause the purchase of Pledged Securities (as defined herein) in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof to provide for the payment of the first thirteen cash dividends due on the Preferred Securities through and including November 15, 2000 and
          (ii) place such Pledged Securities (as defined herein) (or cause them to be placed) in an account held by the Escrow Agent for the benefit of Holders of the Preferred Securities; and

                    WHEREAS, to secure the obligations of the Issuer under the LLC Agreement to pay in cash the first thirteen dividends on the Preferred Securities through and including November 15, 2000 (the "Obligations"), the Issuer has agreed to (i) pledge to the
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          Escrow Agent for its benefit and the ratable benefit of the
          Holders of the Preferred Securities, a security interest in the Pledged Securities (as defined herein) and related collateral and
          (ii) execute and deliver this Escrow Agreement in order to secure the payment and performance by the Issuer of all the Obligations. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement of Limited Liability Company of the Issuer (as amended, restated, supplemented or otherwise modified from time to time, the "LLC
                                                                     ---
          Agreement") or the Preferred Securities Designation.  Unless
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          otherwise defined herein or in the LLC Agreement, terms used in
          Articles 8 or 9 of the Uniform Commercial Code ("UCC") as in
                                                           ---
          effect in the State of New York are used herein as therein defined and terms used in Revised Article 8, as such term is defined in 31 C.F.R. Section 357.2, as modified by the amendments promulgated at 61 Fed. Reg. 43,628 (Aug. 23, 1996) ("Revised
                                                               -------
          Article 8"), are used herein as therein defined.
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                                      AGREEMENT

                    NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the Holders of the Preferred Securities to purchase the Preferred Securities and as a condition to the Closing of the offering of the Preferred Securities, the Issuer hereby agrees with the Escrow Agent, for the benefit of the Escrow Agent and for the ratable benefit of the Holders of the Preferred Securities, as follows:

                    SECTION 1.     Pledge and Grant of Security Interest.
                                   -------------------------------------
          (a) The Issuer hereby pledges to the Escrow Agent for its benefit and for the ratable benefit of the Holders of the Preferred Securities, and grants to the Escrow Agent for its benefit and for the ratable benefit of the Holders of the Preferred Securities, a continuing first priority security interest in and to all of the Issuer's right, title and interest in, to and under the following (hereinafter collectively referred to as the "Collateral"), whether characterized as investment property,
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          general intangibles or otherwise:  (a) the United States Treasury securities identified in Annex 1 to Exhibit A to this Escrow Agreement (the "Firm Pledged Securities" and, together with the
                          -----------------------
          Additional Pledged Securities, the "Pledged Securities"), (b) the
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          United States Treasury securities, if any, to be purchased pursuant to Section 1(b), (c) any and all applicable security entitlements to the Pledged Securities, (d) the Norwest Bank Colorado, National Association account in the name of "Norwest Bank Colorado, National Association, as Escrow Agent for the benefit of the holders of the 6 % Exchangeable Limited Liability Company Preferred Securities mandatorily redeemable 2009 of ICG Funding, LLC Collateral Escrow Account", Administrative Account No. 1185943909 (the "Escrow Account") established and maintained
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          by the Escrow Agent pursuant to this Escrow Agreement, (e) any and all related securities accounts in which security entitlements to the Pledged Securities are carried, and (f) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) - (e) of this Section 1) and, to the extent not otherwise included, all cash.

                    (b) In the event the Placement Agents shall decide to exercise the right to purchase the Additional Preferred Securities pursuant to the Placement Agreement, the Issuer shall use a portion of the proceeds from such purchase by the Placement Agents to purchase and deliver to the Escrow Agent additional United States Treasury securities (the "Additional Pledged Securities") in such amount as will be
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               sufficient upon receipt of scheduled interest and/or
               principal payments of all Pledged Securities thereafter held in the Pledged Account to provide payment for the first thirteen cash dividends due on the Preferred Securities.
               The Additional Pledged Securities shall be pledged by the Issuer to the Escrow Agent for the benefit of the Holders and shall be held by the Escrow Agent in the Pledged Account.

                    (c) In the event the Shelf Registration Statement (as defined in the Registration Rights Agreement dated as of September 24, 1997 among ICG, the Issuer and Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. (the "Registration Rights Agreement")) has not been filed on or
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               prior to December 22, 1997 and the dividends payable on the
               Preferred Securities (in addition to the dividends otherwise payable on the Preferred Securities) accrue at an additional annual rate of .25% of the liquidation preference thereof and/or the Shelf Registration Statement is not declared effective on or prior to March 22, 1998 and the dividends payable on the Preferred Securities (in addition to the dividends otherwise payable on the Preferred Securities) accrue at an additional annual rate of .25% of the liquidation preference thereof as required by the Registration Rights Agreement, ICG shall pay a special dividend in shares of Common Stock, par value $.01 per share ("ICG Common Stock"), of ICG to the Issuer as the holder of
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               ICG's preferred stock, par value $.01 per share, which will be mandatorily redeemable on November 15, 2009, in such number that when the Issuer sells such shares of Common Stock, the Issuer will have sufficient funds to purchase and deliver to the Escrow Agent additional Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and/or principal payments of all Pledged Securities thereafter held in the Pledged Account to provide payment for the first thirteen cash dividends due on the Preferred Securities (assuming the additional annual rate of .25% or .5%, as the case may be, of the liquidation preference remains in effect through November 15, 2000). The additional Pledged Securities pursuant to this Section 1(c) shall be pledged by the Issuer to the Escrow Agent for the benefit of the Holders and shall be held by the Escrow Agent in the Pledged Account.

                    SECTION 2.     Security for Obligation.  This Escrow
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          Agreement and the pledge of Collateral hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

                    SECTION 3.     Delivery of Collateral; Escrow Account;
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          Interest.  (a) The Pledged Securities shall be pledged and
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          transferred to the Escrow Agent and the Escrow Agent shall become the holder of a security entitlement to the Pledged Securities, through action by the Federal Reserve Bank of New York ("FRBNY")
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          or another securities intermediary, as confirmed (in writing or electronically or otherwise in accordance with standard industry practice) to the Escrow Agent by FRBNY or such other securities intermediary (i) indicating by book-entry that the Pledged Securities or a security entitlement thereto has been credited to the Escrow Agent's account, or (ii) acquiring the Pledged Securities or a security entitlement thereto for the Escrow Agent and accepting the same for credit to a securities account of the Escrow Agent.

                    (b) Prior to or concurrently with the execution and delivery hereof and prior to the transfer to the Escrow Agent of the Pledged Securities (or acquisition by the Escrow Agent of any security entitlement thereto), as provided in subsection (a) of this Section 3, the Escrow Agent shall establish the Escrow Account on its books as an account segregated from all other custodial or collateral accounts at its office at 1740 Broadway, Denver, Colorado 80274 Attention: Corporate Trust and Escrow Securities.
               Upon transfer of the Pledged Securities to the Escrow Agent (or the Escrow Agent's acquisition of a security entitlement thereto), as confirmed to the Escrow Agent by FRBNY or another securities intermediary, the Escrow Agent shall make appropriate book entries indicating that the Pledged Securities and/or such security entitlement have been credited to and are held in the Escrow Account. Subject to the other terms and conditions of this Escrow Agreement, all funds or other property held by the Escrow Agent pursuant to this Escrow Agreement shall be held in the Escrow Account subject (except as expressly provided in Sections 4(a), (b) and (c) hereof) to the exclusive dominion and control of the Escrow Agent and exclusively for the benefit of the Escrow Agent and for the ratable benefit of the Holders of the Preferred Securities and segregated from all other funds or other property otherwise held by the Escrow Agent.

                    (c) All Collateral shall be retained in the Escrow Account pending disbursement pursuant to the terms hereof.

                    (d) Concurrently with the execution and delivery of this Escrow Agreement the Escrow Agent is delivering to the Issuer and the Placement Agents a duly executed certificate, in the form of Exhibit A hereto, of an officer of the Escrow
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               Agent, confirming the Escrow Agent's establishment and
               maintenance of the Escrow Account and its receipt and holding of the Firm Pledged Securities or a security entitlement thereto and the crediting of the Firm Pledged Securities or such security entitlement to the Escrow Account, all in accordance with this Escrow Agreement.

                    (e) In the event the Placement Agents shall decide to exercise the right to purchase the Additional Preferred Securities pursuant to the Placement Agreement, the Escrow Agent shall deliver, on the Option Closing Date (as defined in the Placement Agreement), to the Issuer and the Placement Agents a duly executed certificate, substantially in the form of Exhibit A hereto, with respect to the Additional
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               Pledged Securities, of an officer of the Escrow Agent,
               confirming the Escrow Agent's maintenance of the Escrow Account and its receipt and holding of the Additional Pledged Securities or a security entitlement thereto and the crediting of the Additional Pledged Securities or such security entitlement to the Escrow Account, all in accordance with this Escrow Agreement.

                    (f) Concurrently with the execution and delivery of this Escrow Agreement, the Issuer is delivering to the Escrow Agent acknowledgement copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date (as defined in the LLC Agreement) under the UCC of the State of Colorado, covering the Collateral described in this Escrow Agreement.

                    SECTION 4. Disbursements. (a) Three business days prior to the date of any of the first thirteen scheduled dividend payments on the Preferred Securities, the Issuer shall, pursuant to written instructions given by the Issuer to the Escrow Agent (an "Issuer Order"), direct the Escrow Agent to release from the
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          Escrow Account and pay to the Holders of the Preferred Securities
          proceeds sufficient to provide for payment in full of such dividend payment then due on the Preferred Securities. Upon receipt of an Issuer Order, the Escrow Agent will release funds in an amount sufficient to provide for the payment of the dividend on the Preferred Securities in accordance with the Issuer Order and the payment provisions of the LLC Agreement to the Holders of the Preferred Securities from (and to the extent of) proceeds of the Pledged Securities in the Escrow Account.

                    (b) If the Issuer makes any dividend payment or portion of a dividend payment for which the Collateral is security from a source of funds other than the Escrow Account ("Issuer Funds"), the Issuer may, after payment in
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               full of such dividend payment, direct the Escrow Agent
               pursuant to an Issuer Order to release to the Issuer or to another party at the direction of the Issuer (the "Issuer's
                                                                  --------
               Designee") proceeds from the Escrow Account in an amount
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               less than or equal to the amount of Issuer Funds applied to such dividend payment. Upon receipt by the Escrow Agent of such Issuer Order and provided the Escrow Agent has received such dividend payment, the Escrow Agent shall pay over to the Issuer or the Issuer's Designee, as the case may be, the requested amount from proceeds in the Escrow Account as soon as practicable.

                    (c) Upon (i) payment in full of the first thirteen scheduled dividend payments on the Preferred Securities or
               (ii) exchange of all of the Preferred Securities into shares of ICG Common Stock, the security interest in the Collateral (except, with respect to subsection (ii) in this Section 4(c), the Class of Pledged Securities (as defined below), if any, that will mature within 15 days from the date of such exchange) evidenced by this Escrow Agreement and held in the Escrow Account will automatically terminate and be of no further force and effect and the Collateral (except, with respect to subsection (ii) in this Section 4(c), the Class of Pledged Securities, if any, that will mature within 15 days from the date of such exchange) shall promptly be paid over and transferred to the Issuer. Furthermore, upon the release of any Collateral from the Escrow Account in accordance with the terms of this Escrow Agreement, whether upon release of Collateral to Holders as payment of dividends or otherwise, the security interest evidenced by this Escrow Agreement in such released Collateral will automatically terminate and be of no further force and effect.

                    (d) At least three Business Days prior to the due date of each of the first thirteen scheduled dividend payments on the Preferred Securities, the Issuer shall give the Escrow Agent notice (by Issuer Order) as to whether such dividend payment will be made pursuant to Section 4(a) or 4(b) and the respective amounts of the dividend that will be paid from the Escrow Account and from Issuer Funds. Any Issuer Funds to be used to make any dividend payment shall be delivered to the Escrow Agent, in immediately available funds, prior to 10 a.m. one business day prior to such dividend payment date. If no such notice is given or such Issuer Funds have not been so delivered, the Escrow Agent will act pursuant to Section 4(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the dividend then due from the Escrow Account.

                    (e) Upon any Provisional Redemption, the Escrow Agent, pursuant to a written instruction given by the Issuer to the Escrow Agent, shall release from the Escrow Account and pay the Holders whose Preferred Securities are being redeemed pursuant to such Provisional Redemption, such Holders' pro rata share of the entire Collateral.

                    (f) The Escrow Agent shall liquidate Collateral in the Escrow Account (pursuant to written instructions from Issuer) in order to make any scheduled payment of dividends or payment pursuant to Section 4(e) above unless there are sufficient funds in the Escrow Account on such dividend payment date.

                    (g) In the event that, prior to November 15, 2000, a holder of the Preferred Securities exchanges such Preferred Securities with the Issuer for shares of ICG Common Stock in accordance with the LLC Agreement, the Escrow Agent, pursuant to a written notice of the Issuer, shall release from the Escrow Account an amount of each Class of Pledged Securities (other than the Class of Pledged Securities, if any, that will mature within 15 days from the date of such exchange) that are then held in the Escrow Account equal to all of the Pledged Securities in such Class of Pledged Securities multiplied by a fraction, the numerator of which is the number of Preferred Securities which are being exchanged and the denominator of which is all of the outstanding Preferred Securities; provided however, that the Escrow Agent shall only release each such Class of Pledged Securities to the extent that it receives from an officer of the Issuer a written notice stating that it is his/her reasonable opinion that after such release, the Pledged Securities remaining in the Escrow Account will be sufficient upon receipt of scheduled interest and/or principal payment of all remaining Pledged Securities thereafter held in the Pledged Account to provide payment for the remaining cash dividends due on the Preferred Securities. Each group of Pledged Securities that will mature on or about a dividend payment date with respect to the Preferred Securities shall be considered, for purposes of this Section 4, a "Class of Pledged Securities".

                    (h)  Nothing contained in this Escrow Agreement shall
               (i) afford the Issuer any right to issue entitlement orders with respect to any security entitlement to the Pledged Securities or any securities account in which any such security entitlement may be carried, or otherwise afford the Issuer control of any such security entitlement or (ii) otherwise give rise to any rights of the Issuer with respect to the Pledged Securities, any security entitlement thereto or any securities account in which any such security entitlement may be carried, other than the Issuer's rights under this Escrow Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control (except as expressly provided in Sections 4(a), (b), (c), (e) and (g) hereof) of the Escrow Agent in its capacity as such (and not as a securities intermediary).
               The Issuer acknowledges, confirms and agrees that the Escrow Agent is an entitlement holder of the security entitlements to the Pledged Securities solely as Escrow Agent for the Holders of the Preferred Securities and not as a securities intermediary.

                    SECTION 5.     Representations and Warranties.  The
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          Issuer hereby represents and warrants that:

                    (a) The execution and delivery by the Issuer of, and the performance by the Issuer of its obligations under, this Escrow Agreement will not contravene any provision of applicable law or the Certificate of Formation of the Issuer or any material agreement or other material instrument binding upon the Issuer or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer or any of its subsidiaries, or result in the creation or imposition of any lien on any assets of the Issuer, except for the security interests granted under this Escrow Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required (i) for the performance by the Issuer of its obligations under this Escrow Agreement, (ii) for the pledge by the Issuer of the Collateral pursuant to this Escrow Agreement or (iii) except for any such consents, approvals, authorizations or orders required to be obtained by the Escrow Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Escrow Agent of the rights provided for in this Escrow Agreement or the remedies in respect of the Collateral pursuant to this Escrow Agreement.

                    (b) The Issuer is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Escrow Agreement). No financing statement covering the Issuer's interest in the Pledged Securities is on file in any public office, other than the financing statements filed pursuant to this Escrow Agreement.

                    (c) This Escrow Agreement has been duly authorized, validly executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as
               (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in
               Section 11(b), Section 14.11 and Section 14.15 hereof may be limited by applicable law.

                    (d) Upon the transfer to the Escrow Agent of the Pledged Securities and the acquisition by the Escrow Agent of a security entitlement thereto, in accordance with
               Section 3, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Escrow Agent and the Holders of the Preferred Securities will constitute a perfected security interest in such Collateral with first priority against all creditors of the Issuer (and any persons purporting to purchase any of the Collateral from the Issuer).

                    (e) There are no legal or governmental proceedings pending or, to the best of the Issuer's knowledge, threatened to which the Issuer or any of its subsidiaries is a party or to which any of the properties of the Issuer or any such subsidiary is subject that would materially adversely affect the power or ability of the Issuer to perform its obligations under this Escrow Agreement or to consummate the transactions contemplated hereby.

                    (f) The pledge of the Collateral pursuant to this Escrow Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Issuer.

                    (g)  No Event of Default exists.

                    SECTION 6.     Further Assurances.  The Issuer will,
                                   ------------------
          promptly upon request by the Escrow Agent, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Escrow Agent, deliver any instruments to the Escrow Agent and take any other actions that are necessary or, in the reasonable opinion of the Escrow Agent, desirable to perfect, continue the perfection of, or protect the first priority of the Escrow Agent's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons (other than any such rights, claims or interests created by or arising through the Escrow Agent) or to effect the purposes of this Escrow Agreement including those contemplated by the Offering Memorandum dated September 18, 1997 relating to the Preferred Securities. The Issuer also hereby authorizes the Escrow Agent to file any financing or continuation statements in the United States with respect to the Collateral without the signature of the Issuer (to the extent permitted by applicable law). The Issuer will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Issuer also agrees, whether or not requested by the Escrow Agent, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Escrow Agent's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Escrow Agent).

                    SECTION 7.  Covenants.  The Issuer covenants and agrees
                                ---------
          with the Escrow Agent and the Holders of the Preferred Securities that from and after the date of this Escrow Agreement until the earlier of payment in full in cash of the Obligations:

                    (a) that (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Escrow Agreement); and

                    (b) that it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Escrow Agent's rights or remedies hereunder, including, without limitation, the Escrow Agent's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to such beneficial interest.

                    SECTION 8.     Power of Attorney.  In addition to all
                                   -----------------
          of the powers granted to the Escrow Agent pursuant to the LLC Agreement, the Issuer hereby appoints and constitutes the Escrow Agent as the Issuer's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:
          (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof; (c) giving of any notices or recording of any Liens under Section 6 hereof; and
          (d) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Escrow Agent in its sole reasonable discretion, and such payments made by the Escrow Agent to become part of the Obligations of the Issuer to the Escrow Agent, due and payable immediately upon demand. The Escrow Agent's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Issuer, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Issuer's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Escrow Agent to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Issuer's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Escrow Agent in this Escrow Agreement. This power of attorney is coupled with an interest and is irrevocable by the Issuer.

                    SECTION 9.  No Assumption of Duties; Reasonable Care.
                                ----------------------------------------
          The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the security interest of the Escrow Agent and the Holders of the Preferred Securities in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Escrow Agent in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the LLC Agreement, the Escrow Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Escrow Agent accords similar property held by the Escrow Agent for similar accounts, it being understood that the Escrow Agent in its capacity as such shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Escrow Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral or any loss on any investment. The Escrow Agent may reasonably rely on the written instructions of the Issuer without any further investigation on its part. Furthermore, the Escrow Agent assumes no responsibility for the validity of the Pledged Securities nor the sufficiency of such Pledged Securities to cover the first thirteen dividend payments on the Preferred Securities.

                    SECTION 10.  Indemnity.  The Issuer shall indemnify,
                                 ---------
          hold harmless and defend the Escrow Agent and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and damages arising from the Escrow Agent's performance as Escrow Agent under this Escrow Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

                    SECTION 11.  Remedies Upon Event of Default.  If any
                                 ------------------------------
          Event of Default under the LLC Agreement or default hereunder (any such Event of Default or default being referred to in this Escrow Agreement as an "Event of Default") shall have occurred
                                  ----------------
          and be continuing:

                    (a) The Escrow Agent and the Holders of the Preferred Securities shall have, in addition to all other rights given by law or by this Escrow Agreement or the LLC Agreement, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Escrow Agent, the Escrow Agent may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Escrow Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Issuer. Unless any of the Collateral threatens, in the reasonable judgment of the Escrow Agent, to decline speedily in value or is or becomes of a type sold on a recognized market, the Escrow Agent will give the Issuer reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Issuer as provided in Section 14.1 hereof at least ten (10) days before the time of the sale or disposition. The Escrow Agent or any Holder of Preferred Securities may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

                    (b) The Issuer further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law. The Issuer further agrees that a breach of any of the covenants contained in this
               Section 11 will cause irreparable injury to the Escrow Agent and the Holders of the Preferred Securities, that the Escrow Agent and the Holders of the Preferred Securities have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
               Section 11 shall be specifically enforceable against the Issuer, and the Issuer hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

                    SECTION 12.  Expenses.  The Issuer will upon demand pay
                                 --------
          to the Escrow Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Escrow Agent, that the Escrow Agent may incur in connection with (a) the review, negotiation and administration of this Escrow Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Escrow Agent and the Holders of the Preferred Securities hereunder or (d) the failure by the Issuer to perform or observe any of the provisions hereof.

                    SECTION 13.  Security Interest Absolute.  All rights of
                                 --------------------------
          the Escrow Agent and the Holders of the Preferred Securities and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

                    (a) any lack of validity or enforceability of the LLC Agreement or any other agreement or instrument relating thereto;

                    (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the LLC Agreement;

                    (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

                    (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer in respect of the Obligations or of this Escrow Agreement.

                    SECTION 14.  Miscellaneous Provisions.
                                 ------------------------

                    Section 14.1.  Notices.  Any notice or communication
                                   -------
          given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

                    if to the Issuer:
                    ----------------

                         ICG Funding, LLC
                         9605 East Maroon Circle
                         Englewood, CO  80112
                         Fax:  (303) 799-6985
                         Attention:  Executive Vice President and
                                   Chief Financial Officer

                    with copy to:

                         Reid & Priest LLP
                         40 West 57th Street
                         New York, NY  10019
                         Fax: (212) 603-2001
                         Attention:  Audrey Rohan

                    if to ICG:
                    ---------

                         ICG Communications, Inc.
                         9605 East Maroon Circle
                         Englewood, CO  80112
                         Fax:  (303) 799-6985
                         Attention:  Executive Vice President and
                                   Chief Financial Officer

                    with copy to:

                         Reid & Priest LLP
                         40 West 57th Street
                         New York, NY  10019
                         Fax:  (212) 603-2001
                         Attention:  Audrey Rohan

                    if to the Escrow Agent:
                    ----------------------

                         Norwest Bank Colorado, National Association
                         1740 Broadway
                         Denver, CO  80274
                         Fax: (303) 863-5645
                         Attention:   Corporate Trust and Escrow Services

                    Section 14.2.  No Adverse Interpretation of Other
                                   ----------------------------------
          Agreements.  This Escrow Agreement may not be used to interpret
          ----------
          another pledge, security or debt agreement of the Issuer. No such pledge, security or debt agreement (other than the LLC Agreement) may be used to interpret this Escrow Agreement.

                    Section 14.3.  Severability.  The provisions of this
                                   ------------
          Escrow Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow Agreement in any jurisdiction.

                    Section 14.4.  Headings.  The headings in this Escrow
                                   --------
          Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                    Section 14.5.  Counterpart Originals.  This Escrow
                                   ---------------------
          Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                    Section 14.6.  No Third Party Beneficiaries.  Nothing
                                   ----------------------------
          in this Escrow Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.

                    Section 14.7.  Amendments, Waivers and Consents.  Any
                                   --------------------------------
          amendment or waiver of any provision of this Escrow Agreement and any consent to any departure by the Issuer from any provision of this Escrow Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the LLC Agreement, and neither the Escrow Agent nor any Holder of Preferred Securities shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Escrow Agent or any Holder of Preferred Securities to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
          A waiver by the Escrow Agent or any Holder of Preferred Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or such Holder of Preferred Securities would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                    Section 14.8.  Interpretation of Agreement.  To the
                                   ---------------------------
          extent a term or provision of this Escrow Agreement conflicts with the LLC Agreement, the LLC Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow Agreement shall not be relevant to determine the meaning of this Escrow Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

                    Section 14.9.  Continuing Security Interest;
                                   -----------------------------
          Termination.  (a)  This Escrow Agreement shall create a
          -----------
           continuing security interest in and to the Collateral and shall, unless otherwise provided in this Escrow Agreement, remain in full force and effect until the payment in full in cash of the Obligations. This Escrow Agreement shall be binding upon the Issuer, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Escrow Agent hereunder, to the benefit of the Escrow Agent, the Holders of the Preferred Securities and their respective successors, transferees and assigns.

                    (b) This Escrow Agreement (other than Issuer's obligations under Sections 10 and 12) shall terminate upon the payment in full in cash of the Obligations. At such time, the Escrow Agent shall, pursuant to an Issuer Order, reassign and redeliver to the Issuer all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Escrow Agent in accordance with the terms of this Escrow Agreement and the LLC Agreement and take all actions that are necessary to release the security interest created by this Escrow Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such reassignment and redelivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Escrow Agent, and shall be at the reasonable expense of the Issuer.


                    Section 14.10.  Survival of Representations and
                                    -------------------------------
          Covenants.  All representations, warranties and covenants of the
          ---------
          Issuer contained herein shall survive the execution and delivery of this Escrow Agreement, and shall terminate only upon the termination of this Escrow Agreement.

                    Section 14.11.  Waivers.  The Issuer waives presentment
                                    -------
          and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Issuer might otherwise be entitled, except as otherwise expressly provided herein or in the LLC Agreement.

                    Section 14.12.  Authority of the Escrow Agent.  (a)
                                    -----------------------------
          The Escrow Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incident thereto. The Escrow Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the LLC Agreement, neither the Escrow Agent nor any director, officer, employee, attorney or agent of the Escrow Agent shall be liable to the Issuer for any action taken or omitted to be taken by the Escrow Agent, in its capacity as Escrow Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Escrow Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

                    (b) The Issuer acknowledges that the rights and responsibilities of the Escrow Agent under this Escrow Agreement with respect to any action taken by the Escrow Agent or the exercise or non-exercise by the Escrow Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Escrow Agreement shall, as between the Escrow Agent and the Holders of the Preferred Securities, be governed by the LLC Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Escrow Agent and the Issuer, the Escrow Agent shall be conclusively presumed to be acting as agent for the Holders of the Preferred Securities with full and valid authority so to act or refrain from acting, and the Issuer shall not be obligated or entitled to make any inquiry respecting such authority.

                    Section 14.13.  Rights of Holders of the Preferred
                                    ----------------------------------
          Securities.  No Holder of Preferred Securities shall have any
          ----------
          independent rights hereunder other than those rights granted to individual Holders of the Preferred Securities pursuant to the LLC Agreement; provided that nothing in this subsection shall limit any rights granted to the Escrow Agent under the Preferred Securities or the LLC Agreement.

                    Section 14.14.  GOVERNING LAW; SUBMISSION TO
                                    ----------------------------
          JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.  (A)  THIS
          -----------------------------------------------------
          ESCROW AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING:
          THE MATTERS IDENTIFIED IN 31 C.F.R. PART 357, 61 FED. REG. 43626 AUG. 23, 1996), INCLUDING REVISED ARTICLE 8, SHALL BE GOVERNED SOLELY BY THE LAWS SPECIFIED THEREIN.

                    (B) THE ISSUER HAS APPOINTED ICG COMMUNICATIONS, INC., 9605 EAST MAROON CIRCLE, ENGLEWOOD, CO 80112 AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS ESCROW AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

                    (C) THE ISSUER AGREES THAT THE ESCROW AGENT SHALL, IN ITS CAPACITY AS ESCROW AGENT OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF PREFERRED SECURITIES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE ISSUER OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE ISSUER OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE ESCROW AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ESCROW AGENT. THE ISSUER AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE ESCROW AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ESCROW AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE ISSUER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE ESCROW AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                    (D) THE ISSUER AGREES THAT NEITHER ANY HOLDER OF PREFERRED SECURITIES NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS ESCROW AGREEMENT OR THE LLC AGREEMENT) THE ESCROW AGENT IN ITS CAPACITY AS ESCROW AGENT SHALL HAVE ANY LIABILITY TO THE ISSUER (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE ISSUER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS ESCROW AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE ESCROW AGENT OR SUCH HOLDER OF PREFERRED SECURITIES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE ESCROW AGENT OR SUCH HOLDERS OF PREFERRED SECURITIES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                    (E) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE ESCROW AGENT OR ANY HOLDER OF PREFERRED SECURITIES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS ESCROW AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE ESCROW AGENT OR ANY HOLDER OF PREFERRED SECURITIES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS ESCROW AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE ISSUER ON THE ONE HAND AND THE ESCROW AGENT AND/OR THE HOLDERS OF THE PREFERRED SECURITIES ON THE OTHER HAND.

                    IN WITNESS WHEREOF, the Issuer, ICG and the Escrow Agent have each caused this Escrow Agreement to be duly executed and delivered as of the date first above written.


                                        Issuer:

                                        ICG FUNDING, LLC


                                        By ICG Communications, Inc.,
                                           its manager


                                        By: /s/ J. Shelby Bryan
                                            -------------------------------
                                           Name: J. Shelby Bryan
                                           Title: President and
                                                 Chief Executive Officer


                                        Escrow Agent:

                                        NORWEST BANK COLORADO,
                                        NATIONAL ASSOCIATION,
                                          as Escrow Agent


                                        By: /s/ Amy E. Buck
                                            ------------------------------
                                           Name: Amy E. Buck
                                           Title: Vice President


                                        ICG:

                                        ICG COMMUNICATIONS, INC.


                                        By: /s/ J. Shelby Bryan
                                            ------------------------------
                                           Name: J. Shelby Bryan
                                           Title: President and Chief
                                                 Executive Officer

                                                                 EXHIBIT A


                     NORWEST BANK COLORADO, NATIONAL ASSOCIATION
                                OFFICER'S CERTIFICATE

                    Pursuant to Section 3(d) of the Escrow and Security Agreement (the "Escrow Agreement") dated as of September 24, 1997 among ICG Funding, LLC (the "Issuer"), ICG Communications, Inc. ("ICG") and Norwest Bank Colorado, National Association as escrow agent (the "Escrow Agent") for the holders of the Issuer's 6 % Exchangeable Limited Liability Company Preferred Securities, liquidation preference $50 per preferred security, which will be mandatorily redeemable on November 15, 2009, the undersigned officer of the Escrow Agent, on behalf of the Escrow Agent, makes the following certifications to the Issuer, ICG, Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. Capitalized terms used and not defined in this Officer's Certificate have the meanings set forth or referred to in the Escrow Agreement.

                    1. Substantially contemporaneously with the execution and delivery of this Officer's Certificate, the Escrow Agent has established a securities account in the name of "Norwest Bank Colorado, National Association, as Escrow Agent for the benefit of the holders of the 6 % Exchangeable Limited Liability Company Preferred Securities mandatorily redeemable 2009 of ICG Funding, LLC Collateral Escrow Account", Administrative Account No. 1185943909 with respect to which the Escrow Agent is the entitlement holder and through which the Escrow Agent has acquired a security entitlement to the United States Treasury securities identified in Annex 1 to this Officer's Certificate
                                   -------
          (the "Pledged Securities") and has made appropriate book entries in its records establishing that the Pledged Securities and the Escrow Agent's securities entitlement thereto have been credited to and are held in the Norwest Bank Colorado, National Association's Administrative Account No. 1185943909 entitled "Norwest Bank Colorado, National Association, as Escrow Agent for the benefit of the holders of the 6 % Exchangeable Limited Liability Company Preferred Securities mandatorily redeemable 2009 of ICG Funding, LLC Collateral Escrow Account" (the "Escrow Account").

                    2. The Escrow Agent has established and maintained and will maintain the Escrow Account and all securities entitlements and other positions carried in the Escrow Account solely in its capacity as Escrow Agent and has not asserted and will not assert any claim to or interest in the Escrow Account or any such securities entitlements or other positions except in such capacity.

                    3. The Escrow Agent has acquired its security entitlement to the Pledged Securities for value and without notice to an officer of the Escrow Agent of any adverse claim thereto. Without limiting the generality of the foregoing, the Pledged Securities are not and the Escrow Agent's security entitlement to the Pledged Securities is not, to the Escrow Agent's knowledge, subject to any lien granted by the Escrow Agent in favor of any securities intermediary (including, without limitation, the Federal Reserve Bank of New York) through which the Escrow Agent derives its security entitlement to the Pledged Securities.

                    4. The Escrow Agent has not caused or permitted the Pledged Securities or its security entitlement thereto to become subject to any Lien created by or arising through the Escrow Agent.

                    IN WITNESS WHEREOF, the undersigned officer has executed this Officer's Certificate on behalf of Norwest Bank Colorado, National Association as Escrow Agent this 24th day of September, 1997.


                                        ---------------------------------
                                        Name:
                                        Title: